UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

CONCUR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue NE, Suite 1000 Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(800) 401-8412

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this report under the headings “Indenture,” “Convertible Note Hedge Transactions” and “Warrant Transactions” is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms and conditions of the Notes and the Indenture described in Item 8.01 of this report are incorporated herein by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this report under the headings “Purchase Agreement” and “Warrant Transactions” is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Purchase Agreement

On May 29, 2013, Concur Technologies, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of $425 million aggregate principal amount of its 0.50% Convertible Senior Notes due 2018 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers. In addition, the Company granted the Representatives an option to purchase up to an additional $63.75 million aggregate principal amount of Notes, solely to cover over-allotments. The Representatives exercised the over-allotment option under the Purchase Agreement in full on May 30, 2013. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Notes and the shares of the Company’s common stock (“Common Stock”) issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Indenture

The Notes were issued pursuant to an Indenture, dated as of June 4, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately.

The Notes are the Company’s unsecured senior obligations and will bear interest at a rate of 0.50% per year, payable in cash semi-annually in arrears on June 15 and December 15 of each year, beginning December 15, 2013. The Notes will mature on June 15, 2018, unless earlier purchased or converted. The Notes are convertible into cash and shares of Common Stock, if any, at an initial conversion rate of 9.5377 shares of Common Stock per $1,000 principal amount of Notes, which is equal to an initial conversion price of approximately $104.85 per share of Common Stock subject to adjustment. Prior to the close of business on the business day immediately preceding March 15, 2018, such conversion is subject to the satisfaction of certain conditions set forth below. Holders of the Notes who convert their Notes in connection with a make-whole fundamental change (as defined in the Indenture) will, under certain circumstances, be entitled to an increase in the conversion rate. Additionally, in the event of a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued and unpaid interest to, but excluding, the purchase date.

Holders of the Notes may convert their Notes on or after March 15, 2018 until the close of business on the second scheduled trading day immediately preceding the maturity date. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, the Company will satisfy its conversion obligation by delivering cash up to the aggregate principal amount of the Notes so converted and shares of Common Stock in respect of the remainder, if any, of Concur’s conversion obligation in excess of such aggregate principal amount based on a daily settlement amount (as defined in the Indenture). Prior to the close of business on the business day immediately preceding March 15, 2018, holders of the Notes may convert their Notes, under any of the following conditions:

•

during any calendar quarter commencing after September 30, 2013 (and only during such calendar quarter), if the last reported sale price of Common Stock for 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each day of that five consecutive trading-day period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate on such day; or

•	upon the occurrence of specified corporate events set forth in the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.

Convertible Note Hedge Transactions

On May 29, 2013, concurrently with the offering of the Notes, and on May 30, 2013, concurrently with the Representatives’ exercise of the over-allotment option to purchase additional Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Purchased Options”) with each of Credit Suisse International, Deutsche Bank AG, JPMorgan Chase Bank, National Association, and UBS AG or their respective affiliates (collectively, the “Counterparties”). On June 4, 2013, the Company closed the Purchased Options. The Company paid an aggregate of approximately $58.2 million to the Counterparties for the Purchased Options, which will cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 4.7 million shares of the Common Stock at an initial strike price that corresponds to the initial conversion price of the Notes, and are exercisable upon conversion of the Notes, subject to anti-dilution adjustments substantially similar to those in the Notes. The Purchased Options will expire upon the maturity of the Notes. The forms of confirmation for the Purchased Options are attached hereto as Exhibits 99.1 and 99.3 and are incorporated herein by reference. The Purchased Options are intended to reduce potential dilution to the Common Stock upon any conversion of Notes, in the event that the market value per share of the Common Stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes. The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.

Warrant Transactions

Separately from the Purchased Options, on May 29, 2013, concurrently with the offering of the Notes, and on May 30, 2013, concurrently with the Representatives’ exercise of the over-allotment option to purchase additional Notes, the Company entered into warrant transactions to sell to the Counterparties warrants (the “Warrants”) to acquire, subject to anti-dilution adjustments, up to approximately 4.7 million shares of Common Stock at a strike price of approximately $138.48 per share. The Company received aggregate proceeds of approximately $23.8 million. The Company offered and sold the Warrants in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Neither the Warrants nor the underlying shares of Common Stock issuable upon conversion of the Warrants have been registered under the Securities Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The forms of confirmation for the Warrants are attached hereto as Exhibits 99.2 and 99.4 and are incorporated herein by reference. If the market value per share of Common Stock exceeds the applicable strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The Warrants will expire in 2018.

Press Release

On June 4, 2013, the Company issued a press release announcing the closing of its offer and sale of the Notes. A copy of the press release is attached as Exhibit 99.5 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of June 4, 2013, between Concur Technologies, Inc. and Wells Fargo Bank, National Association, as trustee.

99.1	Form of Base Convertible Note Hedge Transaction Confirmation.

99.2	Form of Base Warrant Transaction Confirmation.

99.3	Form of Additional Convertible Note Hedge Transaction Confirmation.

99.4	Form of Additional Warrant Transaction Confirmation.

99.5	Press release dated June 4, 2013 announcing the completion of Concur Technologies, Inc. offering of 0.50% Convertible Senior Notes due 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: June 4, 2013	By:	/s/ Frank Pelzer V
Frank Pelzer V Chief Financial Officer (duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of June 4, 2013, between Concur Technologies, Inc. and Wells Fargo Bank, National Association, as trustee.

99.1	Form of Base Convertible Note Hedge Transaction Confirmation.

99.2	Form of Base Warrant Transaction Confirmation.

99.3	Form of Additional Convertible Note Hedge Transaction Confirmation.

99.4	Form of Additional Warrant Transaction Confirmation.

99.5	Press release dated June 4, 2013 announcing the completion of Concur Technologies, Inc. offering of 0.50% Convertible Senior Notes due 2018.